POWER OF ATTORNEY


	The undersigned, being a director and/or officer of BB&T Corporation ("Company"), hereby nominates, constitutes, and appoints Alan W. Greer, Richard
D. Baytosh, Tamera Gjesdal, Carla Brenwald, David Hanna, Robert J. Johnson, Jr., Sean P. Kehoe and Bradley T. Kamlet, or any one of them severally and with full power of substitution, to be his or her true and lawful attorney-in-fact in connection with any Securities and Exchange Commission ("Commission") filings on behalf of the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, as may arise out of the undersigned's ownership of the Company's securities. Accordingly, any such attorney-in-fact is authorized to complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director or both of the Company, any such filings and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned. Without limiting the generality of the foregoing, any such attorney-in-fact is authorized to file with the Commission the Initial Statement of Beneficial Ownership of Securities on Form 3, the Statement of Changes in Beneficial Ownership of Securities on Form 4, the
  Annual Statement of Changes in Beneficial Ownership of Securities on Form 5, and any other statements, reports or filings, making such changes in and amendments to said reports and filings as such attorney-in-fact deems appropriate. Any such attorney-in-fact is futher authorized to seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, I hereby sign and seal this Power of Attorney this 6th day of December, 2017.

/s/ Kelly S. King
Kelly S. King